SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2019

Predictive Oncology Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36790	83-4360734
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

(Address of principal executive offices)

(651) 389-4800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

On October 1, 2019, Predictive Oncology Inc. (“Predictive” or the “Company”), entered into a Placement Agency Agreement (the “Placement Agency Agreement”) pursuant to which Dawson James Securities, Inc. and Paulson Investment Company, LLC served as placement agents on a “best efforts” basis (the “Placement Agents”) for a public offering in which the Company sold 6,335,537 shares of the Company’s common stock (“Common Stock”) (the “Offering”).

The Common Stock was sold at a price of $0.50 per share, resulting in gross proceeds to the Company of $3,167,769, before deducting placement agent fees and estimated offering expenses. The net offering proceeds to the Company, after deducting the Placement Agents’ fees and other estimated offering expenses payable by the Company, were approximately $2.88 million.

The closing of the Offering occurred on October 4, 2019.

Pursuant to the Placement Agency Agreement, the Company agreed to pay the Placement Agents a cash fee equal to 9% of the aggregate purchase price of the Units sold. The Company also agreed to reimburse the Placement Agent for certain expenses in connection with the Offering, up to $35,000. In addition, the Company granted warrants to the Placement Agents to purchase up to 633,553 shares of common stock, equal to 10% of the aggregate number of shares of common stock sold in the Offering. The warrants have an exercise price of $0.625 (or 125% of the public offering price per share) include a cashless exercise provision and will have piggy-back registration rights.

The Placement Agency Agreement contains indemnification, representations, warranties, conditions precedent to closing and other provisions customary for transactions of this nature.

The securities in the Offering were offered and sold pursuant to the Company’s “shelf” registration statement (File No. 333-213766), which was declared effective by the United States Securities and Exchange Commission on October 4, 2016. A copy of the Maslon LLP’s legal opinion relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 to this report.

The Placement Agency Agreement and form of warrant are filed as Exhibits 1.1, 4.1 and 4.2, respectively, and are incorporated into this Item 1.01 by reference. The foregoing description of such documents is qualified in its entirety by reference to the full text thereof. The representations, warranties and covenants contained in the Placement Agency Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements. The press releases announcing the Offering and the pricing of the Offering are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Placement Agency Agreement
4.1	Form of Warrant
5.1	Opinion of Maslon LLP
23.1	Consent of Maslon LLP (included in Exhibit 5.1)
99.1	Press release dated October 1, 2019
99.2	Press release dated October 2, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2019

PREDICTIVE ONCOLOGY INC.

By:	/s/ Bob Myers
Bob Myers
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Placement Agency Agreement
4.1	Form of Warrant
5.1	Opinion of Maslon LLP
23.1	Consent of Maslon LLP (included in Exhibit 5.1)
99.1	Press release dated October 1, 2019
99.2	Press release dated October 2, 2019